SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934
(Amendment No. ___)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

MINERALRITE CORPORATION
(Name of Registrant as Specified in Its Charter)
______________________________

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

MINERALRITE CORPORATION
55 SOUTH GENEVA ROAD
LINDON, UTAH 84042

NOTICE OF ACTION BY
WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of Common Stock of MineralRite Corporation:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of MineralRIte Corporation (the "Company" or “MineralRite”), a Nevada corporation.  The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of the following actions already approved by written consent of a majority of the voting stockholders and the Board:

(1)	An amendment to the Company’s current articles of incorporation to increase the number of authorized shares of common stock, $0.001 par value (the “Common Stock”) from 500,000,000 to 5,000,000,000;

(2)	An amendment to the Company’s current articles of incorporation to increase the number of authorized shares of preferred stock, $0.001 par value (the “Preferred Stock”) from 10,000,000 to 50,000,000;

(3)	An amendment to the Company’s current articles of incorporation to provide that the provisions of Nevada Revised Statutes §§ 78.378 to 78.3793 inclusive, are not applicable to the Company;

(4)	An amendment to the Company’s current articles of incorporation to provide that the provisions of Nevada Revised Statutes §§ 78.411 to 78.444 inclusive, are not applicable to the Company;

(5)
An amendment to the Company’s current articles of incorporation that reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders therein are granted subject to that reservation; and

(6)	An amendment to the Company’s current articles of incorporation to include indemnification provisions; and

(7)
Adoption of the Company’s amended and restated articles of incorporation, which makes no material changes to our existing Articles of Incorporation, other than incorporating the amendments described in Proposals (1), (2), (3), (4), (5) and (6) above.

The Amendment is more fully described in the accompanying Information Statement.  The written consent of a majority of the voting shareholders was in accordance with Section 78.320 of the Nevada Revised Statutes, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about August 4, 2014 to stockholders of the Record Date.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT AUGUST 4, 2014.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A   PROXY.

By Order of the Board of Directors

August 4, 2014	/s/ Guy Peckham
Guy Peckham Director, President and Chief Executive Officer

MINERALRITE CORPORATION
55 SOUTH GENEVA ROAD
LINDON, UTAH 84042
____________________________________________

INFORMATION STATEMENT

August 4, 2014

Action by Written Consent of Majority Stockholders
__________________________________

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

 In this Information Statement we refer to MineralRite Corporation, a Nevada corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished by the Board of Directors (the “Board”) of MineralRite Corporation, a Nevada corporation (the “Company” or “We”) to inform the stockholders of action already approved by written consent (the “Written Consent”) as of July 28, 2014 (the “Record Date”) by the majority stockholders, Guy Peckham, James Bame and Appha Hydronics (Majority Holder(s)”).  As of the Record Date, the Majority Holders held 346,000,000 votes in holding shares of our common stock, our Series A Preferred Stock and our Series B Preferred Stock, which represented approximately 50.57% of the outstanding votes of Common Stock and Preferred Stock combined. Each share of our common stock carries one vote for each share held, each share of our Series A Preferred Stock has the equivalent of 3,000 votes on each matter submitted to stockholders and each share of our Series B Preferred Stock has the equivalent of 1,000 votes on each matter submitted to stockholders.

Action by Written Consent

The following actions were approved by the written consent of the holders of a majority of our outstanding voting stock as of the Record Date, which we refer to as the Written Consent, in lieu of a special meeting:

(1)	An amendment to the Company’s current articles of incorporation to increase the number of authorized shares of common stock, $0.001 par value (the “Common Stock”) from 500,000,000 to 5,000,000,000;

(2)	An amendment to the Company’s current articles of incorporation to increase the number of authorized shares of preferred stock, $0.001 par value (the “Preferred Stock”) from 10,000,000 to 50,000,000;

(3)	An amendment to the Company’s current articles of incorporation to provide that the provisions of Nevada Revised Statutes §§ 78.378 to 78.3793 inclusive, are not applicable to the Company;

(4)	An amendment to the Company’s current articles of incorporation to provide that the provisions of Nevada Revised Statutes §§ 78.411 to 78.444 inclusive, are not applicable to the Company;

(5)
An amendment to the Company’s current articles of incorporation that reserves the right of the Board of Directors to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders therein are granted subject to that reservation; and

(6)	An amendment to the Company’s current articles of incorporation to include indemnification provisions; and

(7)
Adoption of the Company’s amended and restated articles of incorporation, which makes no material changes to our existing Articles of Incorporation, other than incorporating the amendments described in Proposals (1), (2), (3), (4), (5) and (6) above.

These actions were approved by our Board of Directors on July 28, 2014; and on July 28, 2014 the Majority Holders of our issued and outstanding shares of common stock and preferred stock, being our only classes of voting securities, executed the Written Consent in accordance with Nevada Revised Statutes. The consenting shareholders and their respective approximate ownership percentage of the voting stock of the Company, which total in the aggregate 50.57% of the outstanding voting stock, are as follows: Guy Peckham (48.0168%), James Bame (1.973%) and Alpha Hydronics (0.584%), respectively.

The elimination of the need for a meeting of shareholders to approve these actions is made possible by Section 78.320 of the Nevada Revised Statutes which generally provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order to eliminate the costs involved in holding a special meeting the Majority Holders executed the Written Consent.

This Information Statement is being delivered to inform our shareholders of record on July 28, 2014 (the “Record Date”) of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. The corporate actions taken by Written Consent will become effective as soon as possible, but not sooner than 20 days following the date that this information statement is first mailed to our shareholders. The information statement is first mailed to you on or about August 4, 2014. No appraisal rights are afforded to our shareholders under Nevada law as a result of the corporate action taken by Written Consent of the Majority Holders.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

PRINCIPAL SHAREHOLDERS

At the July 28, 2014 Record Date, we had shares of common stock issued and outstanding. The following table sets forth information known to us as of the Record Date, relating to the beneficial ownership of shares of our voting securities by:

❑	each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;
❑	each director;
❑	each named executive officer; and
❑	all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of MineralRite Corporation, 55 South Geneva Road, Lindon, Utah 84042. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name	Amount and Nature of Beneficial Ownership	Percentage
Guy Peckham(1)	328,500,000	48.0168%
All officers and directors as a group (1 person)	328,500,000	48.0168%

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY
RECOMMENDATION OF THE BOARD OF DIRECTORS
ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Majority Shareholders pursuant to the Written Consent.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Action as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Shareholders to reduce the costs and implement the Action in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock and the holders of our Series A, B and C Preferred Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Action?

The affirmative vote of Majority Holders of the Company outstanding on the Record Date is required for approval of the Action.  As of the Record Date, the Company had Three Hundred Forty Two Million One Hundred Thirty Four Thousand Four Hundred Thirty One (342,134,431) shares of Common Stock, One Hundred and Five Thousand (105,000) shares of Series A Preferred Stock and Thirty One Thousand (31,000) of Series B Preferred Stock issued and outstanding.  Each share of Common Stock entitles its holder to one vote, each share of Series A Preferred Stock entitles its holder to Three Thousand (3,000) votes and each share of Series B Preferred Stock entitles its holder to One Thousand (1,000) votes, in each case, on each matter submitted to the shareholders.   However, because the Majority Holders, holding a majority of the voting rights of the Company as of the close of business on the Record Date, voted in favor of the Action, no other shareholder consents will be obtained in connection with this Information Statement.

Do I have appraisal rights?

Neither Section 78.320 of the Nevada Revised Statutes nor our Articles of Incorporation or bylaws provide our stockholders with appraisal rights in connection with the Action discussed in this Information Statement.

DESCRIPTION OF THE ACTION

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.  The Company will file with the Nevada Secretary of State a Certificate of Amended and Restated Articles of Incorporation containing the following substantive changes to the Articles of Incorporation currently on file with the Nevada Secretary of State: (i) increasing the number of authorized shares of common stock from 500,000,000 to 5,000,000,000; (ii) increasing the number of authorized shares of preferred stock from 10,000,000 to 50,000,000; (iii) electing that the Company not be governed by certain provision of the NRS pertaining to “acquisition of a controlling interest;” (iv)  electing that the Company not be governed by certain provision of the NRS pertaining to “combinations with interested shareholders;” (v) prescribing that future amendments to the Company’s Articles of Incorporation may, to the maximum extent allowable by Nevada law, be approved by resolution of the Board of Directors; and (vi) providing for indemnification provisions.

Filing of Amended and Restated Articles of Incorporation

NRS 78.403 provides that a Nevada corporation may restate, or amend and restate, in a single certificate the entire text of its articles of incorporation as those articles have been previously amended. After filing a certificate of restated or amended and restated articles of incorporation, whenever a Company is required to file a certified copy of its articles of incorporation, it is allowed to instead file only the restated articles, and any amendments filed thereafter.

The Company was originally incorporated in 1996 under the name “PSM Corp.” In connection with an Asset Acquisition Agreement in 2000, the Company’s name was changed to “Mentor On-Call, Inc.” Through a Share Exchange Agreement with SuperYachts Holdings, Inc. in 2002, the Company’s name was changed to “Platinum Super Yachts, Inc. Then in 2005 following another change in the Company’s business direction, an amendment to the Company's articles of incorporation changing the Company's name to "Royal Quantum Group Inc." was filed.  Finally, in 2012, the Company’s name was again changed to its current corporate name, “MineralRite Corporation” following management’s decision to begin focusing on the mineral and precious metals extraction business in addition to the oil and gas business. In addition to these amendments affecting the Company’s name, there have been periodic amendments for other purposes to designate the attributes of and/or to increase or decrease the number of authorized shares of various classes or series of the Company’s capital stock, effecting stock-splits, etc.. The Company is periodically called upon to provide certified or uncertified copies of its articles of incorporation. In light of the evolution of its corporate name and other past amendments, including amendments which have become moot, the Company considers it expedient and advisable to file amended and restated articles of incorporation in their entirety. A complete copy of the Certificate of Amended and Restated Articles of Incorporation is attached as Exhibit 1 to this Preliminary Information Statement. Only the substantive changes to the Company’s Articles of Incorporation currently on file are summarized below.

PROPOSALS 1 AND 2
AMENDMENT TO ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES
OF COMMON STOCK FROM 500,000,000 SHARES TO 5,000,000,000 SHARES
AND
TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK FROM 10,000,000 TO 50,000,000

The Company’s Articles of Incorporation authorized the issuance of 500,000,000 shares of Common Stock, par value of $0.0001 per share, and 10,000,000 shares of preferred stock, par value of $0.0001 per share of which 238,000 shares have been designated as preferred stock as follows: One Hundred and Five Thousand (105,000) shares have been designated as Series A Preferred Stock (the “Series A Preferred Stock ”), Thirty Three Thousand (33,000)  shares have been designated as Series B Preferred Stock (the “Series B Preferred Stock ”) and One Hundred Thousand (100,000) shares have been designated as Series C Preferred Stock (the “Series C Preferred Stock ”), with the remaining shares of preferred stock authorized undesignated. On July 28, 2014, the Board of Directors of the Company approved the amended Certificate of Amendment of our Articles of Incorporation, which is attached hereto as Exhibit A, to increase the amount of authorized common stock of the Company from 500,000,000 shares to 5,000,000,000 shares of Common Stock, par value $0.0001 per share and the amount of authorized preferred stock of the Company from 10,000,000 to 50,000,000 shares of preferred stock (the “Amendment”).

The Board will file the Amendment with the Secretary of State of Nevada. The increase in our authorized common and preferred stock will become effective on the date of filing.

Reason for Increase in Authorized Shares

The general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing Five Billion (5,000,000,000) shares of Common Stock and Fifty Million (50,000,000) shares of Preferred Stock is to facilitate various financing agreements to enable the Company to continue its current business operations.

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Common Stock

In addition to the foregoing, in our efforts to further our business, our Board may seek to complete additional financings in the near future. At this time we do not have any specific plans to issue any additional shares (with the exception of shares issuable in connection with shares of our preferred stock and those issuable on conversion of outstanding promissory notes). However, if and when we do determine to pursue an additional financing or business transactions, having additional authorized capital available for issuance in the future will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Additionally, at this time, the increase in authorized shares of common stock is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

Authorized, but unissued shares of common stock, may be used by the Company for any purpose permitted under Nevada law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed hereof, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of common stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue common stock in connection with the activities described above or otherwise.

The increase in the authorized shares of common stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our common stock. Current holders of common stock do not have preemptive or similar rights which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this Action. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this Action with the intent that it be utilized as a type of anti-takeover device.

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Blank Check Preferred Stock

On November 23, 2005, our board of directors approved the amendment to the articles of incorporation, including the creation of a class consisting of 10,000,000 shares of undesignated preferred stock, commonly referred to as “blank check” preferred stock. “Blank check” preferred stock permits our board of directors, in its discretion, to designate one or more series of the preferred stock with the rights, privileges and preferences of each series to be fixed by our board of directors from time to time in the future, without shareholder approval.  The board of directors subsequently approved the designation of Two Hundred Thirty Eight Thousand (238,000) of those shares as follows: One Hundred and Five Thousand (105,000) shares of Series A Preferred Stock, Thirty Three Thousand (33,000) shares of Series B Preferred Stock and One Hundred Thousand (100,000) shares of Series C Preferred Stock, with the balance of Nine Million Seven Hundred Sixty Two Thousand (9,762,000) shares remaining undesignated and un issued. The increase in authorized undesignated preferred stock results in the total number of undesignated, authorized and unissued shares of preferred stock to Forty Nine Million Seven Hundred Sixty Two Thousand (49,762,000) shares.

Our board of directors believes that the increase of additional blank check preferred stock is in our best interests as well as that of our shareholders.  The increase of authorized undesignated preferred stock will allow us more flexibility in structuring possible future transactions such as corporate mergers, acquisitions, other business combinations or future financings and other uses not presently determinable and as may be deemed to be feasible and in our best interests. In addition, the urgencies of possible transactions and/or financings may make it impractical or otherwise inadvisable to seek shareholder approval for the issuance of preferred stock; and our board of directors believes that it is desirable that we have the flexibility to issue preferred stock without further shareholder action, except as otherwise provided by law.

Upon the filing of the Amended and Restated Articles of Incorporation, currently provided for in the existing provisions of our Articles of Incorporation, our board of directors continues to be expressly authorized, at its discretion, to adopt resolutions to issue shares of preferred stock, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders. Our board of directors will continue to be required to make any determination to issue shares of preferred stock based on its judgment as to our best interests and those of our shareholders. The Amended and Restated Articles continues to give our board of directors flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as they deem to be in the best interests of our Company and our shareholders.

Our board of directors believes that the authorization of additional shares of undesignated preferred shares will provide us with greater flexibility with respect to our capital structure for such purposes as corporate mergers, acquisitions, other business combinations or future financings.  Blank check preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions. In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies. Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in common stock and although we already maintain the right and ability to designate and issue additional classes and series of preferred stock, the increase in the number of shares that may be so designated and issued simply provides us with additional flexibility.

Principal Effects of the Increase in Preferred Shares

Once the Amended and Restated Articles of Incorporation are filed with the Secretary of State of Nevada, our board of directors will be able to issue up to Forty Nine Million Seven Hundred Sixty Two Thousand (49,762,000) preferred shares, in one or more series and with such rights and preferences, including voting rights, as they determine without further shareholder approval. Our board of directors could designate one or more series of preferred shares with rights and preferences, including super-majority voting rights, and issue the preferred shares, the preferred shares could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The ability to issue preferred shares may inhibit changes of control that are not approved by our board of directors. These provisions could limit the price that future investors might be willing to pay in the future for our common shares. This could have the effect of delaying, deferring or preventing a change in control of our Company. The issuance of preferred shares could also effectively limit or dilute the voting power of our shareholders. Accordingly, such provisions of our Amended and Restated Articles of Incorporation may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interests of our shareholders.  Notwithstanding the forgoing, the effect of addition of 40,000,000 shares of undesignated preferred stock may arguably not be significant, since in establishing the liquidation rights, voting rights, conversion rights and other such rights, the specific rights per share is of primary significance. For example hypothetically,  one (1) share of a newly issued “Series XYZ” preferred stock could be issued with a $100,000 per share liquidation preference.  By authorizing the issuance of additional shares of undesignated preferred stock, the board of directors may issue 100,000 shares of “Series XYZ” preferred stock with a $1.00 per share liquidation preference.

Dissenter’s Rights of Appraisal

Neither Section 78.320 of the Nevada Revised Statutes nor our Articles of Incorporation, as amended nor our bylaws, as amended, provide our stockholders with dissenters’ or appraisal rights in connection with the action discussed in this Information Statement.

PROPOSALS 3 AND 4
OPTING OUT OF NEVADA STATUTES RELATING TO “CONTROLLING INTEREST” AND
“COMBINATIONS WITH INTERESTED SHAREHOLDERS”

NRS 78.378(1) allows a Nevada corporation to elect in its articles of incorporation or in its bylaws not to be governed by Sections 78.378 to 78.3793 of the NRS, which set forth restrictions regarding the voting rights of persons attempting to acquire control of the corporation. NRS 78.434 allows a Nevada corporation to elect in its articles of incorporation not to be governed by Sections 78.411 to 78.444 of the NRS, which set forth restrictions regarding combinations with interested shareholders.

Even though the articles of incorporation, as amended and bylaws, as amended, of the Company currently in effect are silent as to the Company’s election whether or not to be governed by these statutes, the Company is not currently subject to the application of either statute. For example, only a Nevada corporation that has 200 or more shareholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, is subject to the “controlling interest” statute. Similarly, only a Nevada corporation whose shares are publicly traded and that has 2,000 shareholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial shareholders owning more than 10 percent of such shares, is subject to the “combinations with interested shareholders” statute. The Company does not currently meet either of these criteria. The Company believes it will be in the best interest of the shareholders to not restrict the transactions in which the Company might engage at a future time when the Company may otherwise become subject to either or both of these statutes. Application of these statutes could delay or make more difficult a change of control transaction or other business combination that may be beneficial to shareholders. Opting out of these provisions will provide the Company and its shareholders with greater flexibility in participating in certain business transactions, including acquisitions or sales of shares, by facilitating the sale of a controlling interest in the Company.

The Company is not party to or in the process of negotiating any pending transaction that could result in a change of control or other business combination that either of these statutes, if applicable, might delay or make more difficult, and the Company did not approve the Action with a view to facilitating any specific transaction.

The Control Share Acquisition Statute

The Control Share Acquisition Statute limits the rights of persons acquiring a controlling interest in a Nevada corporation, as previously stated, with 200 or more shareholders of record, at least 100 of whom have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation. Pursuant to the Control Shares Acquisition Statute, an acquiring person who acquires a controlling interest, which is as little as one-fifth of the outstanding voting shares, may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special or annual meeting of the shareholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person's shares.  Additionally, if the disinterested shareholders do not allow full voting rights to the acquired shares or the notice is not sent to the shareholders pursuant to the statue, then the acquiring person may cause the corporation to redeem the acquired stock.

The effect of the control share acquisition statute is, generally, to require a hostile bidder to put its offer to a shareholder vote or risk voting disenfranchisement.  The Control Share Acquisition Statute does not apply if the corporation opts-out of such provision in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.

Reasons for Adopting the Amendment

Due to the stringent voting requirements of the Control Share Acquisition Statute, if the Company sells one-fifth or more of its outstanding voting power, the Company is required to receive shareholder approval from the disinterested shareholders and to provide payment of the fair market value of the disinterested shareholders. Additionally, if the offeror’s statement is not delivered in the manner prescribed or if such acquiring person is not granted full voting rights by the shareholders, the issuing corporation will be required to call for redemption of such shares of the aforementioned acquiring person. The Board of Directors has determined that requiring a special meeting, payment of the fair market value of the disinterest shareholders and possible redemption would place unnecessary burdens on the Company in connection with the completion of equity financing in which the Company would sell one-fifth or more of its outstanding voting shares.  Therefore, the Board of Directors believes it is in the best interest of the Company to avoid the time and expense associated with calling a special meeting of shareholders or redemption of such acquiring person’s shares.

The Effect of Adopting the Amendment

We do not currently meet the threshold required for application of the Control Share Acquisition Statute by virtue of having (i) less than 200 shareholders of record and (ii) less than 100 shareholders who have Nevada addresses appearing on the stock ledger of the corporation. The approval of this Proposal will therefore have no effect on our current shareholders based upon our current plans, proposals, and arrangements to issue securities. Further, we have no present intention, plan, proposal, or arrangement to issue securities that would in the future subject us to the Control Share Acquisition Statute. The adoption of the amendment to make the Control Share Acquisition Statute not applicable to the Company will make it easier for us to sell one-fifth or more of the Company’s common stock without obtaining shareholder approval. Shareholders should note that as a result of the amendment, the Board of Directors will be able to enter into a change of control transaction without shareholder approval under Nevada corporate law. In the event our common stock is listed on a national stock exchange, however, we will be subject to the applicable rules relating to shareholder voting rights in connection with certain transactions.

The Combination with Interested Shareholders Statute

The “business combination with interested stockholders” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by our board of directors prior to the date the interested stockholder obtained such status or the combination is approved by our board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

❑
the combination was approved by our board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by our board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders, or

❑
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

The Effect of Adopting the Amendment

We do not currently meet the threshold required for application of the business combination with interested stockholders statute.  In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. Again, shareholders should note that as a result of the amendment, the Board of Directors will be able to enter into a change of control transaction without shareholder approval under Nevada corporate law and without the additional requirements of the statute. In the event our common stock is listed on a national stock exchange, however, we will be subject to the applicable rules relating to shareholder voting rights in connection with certain transactions.

PROPOSAL 5
FUTURE AMENDMENTS

Certain provisions contained in and throughout the NRS vest the authority to make certain amendments to a corporations articles of incorporation and/or bylaws with a reservation of certain rights that may be vested in the corporation’s Board of Directors.  These provisions in the NRS generally state, “unless the articles provide otherwise.”  The Board of Directors and Majority Holders have adopted an amendment contained in the Amended and Restated Articles of Incorporation, the principal intent of which is, that the Amended and Restated Articles of Incorporation do in fact “provide otherwise.”  Therefore, in the event that the Board of Directors determines that a particular action is in the best interest of the Corporation and its shareholders, the Board of Directors may take such action without the delays and expenses of a shareholder vote, provided that the NRS don’t otherwise prohibit such action by the Board of Directors alone.

Effect of Board Action without Shareholder Approval

This amendment has the effect of altering the general operation of the NRS in that generally an amendment to a coronation’s articles of incorporation and in certain cases, its bylaws would require a shareholder vote.  The benefit of requiring such a vote is that the shareholders have an opportunity to determine if they wish to vote in favor or against such amendments.  By “providing otherwise” the presumption of a shareholder vote is altered and the corporation’s board of directors is able to effect a change to the articles and/or bylaws in a manner that would otherwise require shareholder participation.  As such, this amendment will result in shareholders not have a say in certain changes.  The Board of Directors and Majority Holders believe that this amendment is in the best interest of the corporation and its shareholders in as much as it will allow the corporation to move more quickly when deemed necessary and without the added expense of holding shareholder meetings or otherwise providing for a vote. The Board of Directors, having weighed the costs and benefits of this amendment believes that it creates a balance between the need for the board to act quickly in a rapidly changing environments with the need for shareholders to participate in the governance of the company.  Shareholders will still maintain voting rights over most matters and particularly those matters that directly affect the rights associated with the securities they hold.

PROPOSAL 6
INDEMNIFICATION PROVISIONS

General

Our Board of Directors and the Majority Stockholders approved the Indemnification, the principal purpose and intent of which is to give the members of the Board and management reasonable assurance that their personal liability exposure will be limited.  The Amended and Restated Articles of Incorporation includes a new Articles X and XI that contain indemnification provisions and limitation on personal liability of directors and officers, as permitted by the Nevada Revised Statutes and often found in charters of Nevada corporations.

Effects of the Indemnification

The indemnification provisions and limitation of liability in our Amended and Restated Articles of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our Stockholders. In addition, stockholders’ investments may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors or officers for which indemnification is sought.

Reasons for the Indemnification

The Board of Directors believes that the indemnification is necessary in order for the Company to be able to attract and retain qualified candidates to serve on the Board of Directors and as officers and therefore is in the best interests of the Company and its stockholders.

PROPOSAL 7
ADOPTION OF THE AMENDED AND RESTATED ARTICLES

In connection with the amendments described in Proposals 1, 2, 3, 4, 5, and 6 the Board of Directors believes that it is in the best interest of the shareholders to adopt the Amended and Restated Articles of Incorporation attached hereto as Exhibit A.  The Amended and Restated Articles of Incorporation will incorporate the amendments set forth in Proposals set forth above and other than Proposals 1 through 6, the Amended and Restated Articles of Incorporation do not incorporate any other material changes.

Reasons for Adopting the Amended and Restated Articles of Incorporation.

The principal reason for adopting the Amended and Restated Articles of Incorporation is to incorporate all amendments into one document.

GENERAL MATTERS RELATED TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Amended and Restated Articles of Incorporation were not adopted to deter, any known effort to obtain control of our Company and is not being adopted as an anti-takeover measure with respect to any specific transaction. Except with respect to shares currently reserved for issuance and otherwise as set forth in this information statement, we have no arrangements, agreements, or understandings in place at the present time for the issuance of any shares of common stock or the shares of preferred stock authorized by the Amended and Restated Articles of Incorporation.

The text of the form of Amended and Restated Articles of Incorporation, which will be filed with the Nevada Secretary of State is included as Exhibit A to this Information Statement. The text of the form of Amended and Restated Articles of Incorporation is, however, subject to amendment to reflect any changes that may be required by the Nevada Secretary of State or that our Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law and to effectuate the Amended and Restated Articles of Incorporation.

The adoption of the Amended and Restated Articles of Incorporation will not in and of itself cause any change in our capital accounts. Other than the Authorization of additional shares of Common Stock, Preferred Stock, the Company’s election to opt out of the Nevada Control Share Acquisition Statute, Interested Shareholder Statute, Future Amendments Provision, Indemnification Provisions and , all other provisions of our Articles of Incorporation, as then amended to date, will in all material respects remain unchanged upon the filing of the Restated Articles.

The laws of Nevada require that, in order for us to file the Amended and Restated Articles of Incorporation, the amendments to our Articles of Incorporation must be approved by the affirmative vote of the holders of a majority of our common shares. The Restated Articles were approved on July 28, 2014 by our Board of Directors, subject to shareholder approval, and the Written Consent of our Majority Holders was executed on July 28, 2014.

We anticipate that the Amended and Restated Articles of Incorporation will be filed in Nevada as soon as possible but in no event sooner than 20 days following the date that this Information Statement is first mailed to our shareholders. However, the exact timing of the effective date of the Amended and Restated Articles of Incorporation will be determined by our Board of Directors, following approval by FINRA, based upon our board of directors’ evaluation as to when such action will be most advantageous to us and our shareholders. Our board of directors reserves the right to delay filing the amendment for up to 12 months following the date of the Written Consent. In addition, our board of directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to determine not to proceed with filing of the Amended and Restated Articles of Incorporation, or any one or more of its components, if, at any time prior to filing the amendment, our board of directors, in its sole discretion, determines that it is no longer in the best interests of our company and our shareholders to do so.

Under Nevada law there are no appraisal rights available to our shareholders in connection with the Amended and Restated Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Description of the Action”, the Board, consisting of the sole member, Guy Peckham, approved the Amendment, and Majority Stockholders of the Company further approved the Amendment.  Guy Peckham is the sole director, and President and Chief Executive Officer of the Company.

Except the foregoing and disclosed elsewhere in this Information Statement, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our sole director and officers are listed in the section entitled "Principal Shareholders and Security Ownership of Management".  To our knowledge, the sole director has not advised that he intends to oppose the Amendments, as more particularly described herein.

VOTE REQUIRED

Pursuant to the Nevada Revised Statutes, the approval of Proposals 1-7 required a majority of our outstanding voting capital stock. As discussed above, the Majority Holders have consented to these Proposals.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements with respect to two or more shareholders sharing the same address by delivering a single information statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers deliver a single information statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, or if you currently receive multiple information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to MineralRite Corporation, Attention: Corporate Secretary, 55 South Geneva Road, Lindon, Utah 84042.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to MineralRite Corporation, Attention: Corporate Secretary, 55 South Geneva Road, Lindon, Utah 84042.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Guy Peckham Guy Peckham Chief Executive Officer
Lindon, Utah August 4, 2014

Exhibit A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
MINERALRITE CORPORATION

ARTICLE I

The name of the Corporation is MineralRite Corporation.

ARTICLE II

The address of the Corporation’s registered office in the State of Nevada is  123 W Nye Lane, Ste 129, Carson City, Nevada 89706 and the name of its registered agent is American Corporate Enterprises, Inc..

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under Nevada General Corporation Law.

ARTICLE IV

A.             Authorization of Stock.

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares that the Corporation is authorized to issue is Five Billion Fifty Million (10,050,000,000). The total number of shares of Common Stock authorized to be issued is Five Billion (5,000,000,000), par value $0.0001 per share (the “Common Stock”).  The total number of shares of Preferred Stock authorized to be issued is Fifty Million (50,000,000), par value $0.0001 per share (the “Preferred Stock”), of which One Hundred and Five Thousand (105,000) shares have been designated as Series A Preferred Stock (the “Series A Preferred Stock ”), Thirty Three Thousand (33,000)  shares have been designated as Series B Preferred Stock (the “Series B Preferred Stock ”) and One Hundred Thousand (100,000) shares have been designated as Series C Preferred Stock (the “Series C Preferred Stock ”), with the remaining shares of Preferred stock authorized undesignated. The Board of Directors is authorized to establish, from the authorized and unissued shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of Preferred Stock; which class or series shall have such voting powers (full or limited or no voting powers), such preferences, relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock and as set forth below, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes.  Each holder of Common Stock shall be entitled to one vote for each share held.

B.             Series A Preferred Stock.

1.           Number of Shares; Designation. A total of One Hundred Five Thousand (105,000) shares of preferred stock, par value $0.0001, of the Corporation have been designated as “Series A Preferred Stock.”

2.           Dividends. From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of $0.10 per share shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock). Dividends shall accrue from day-to-day, whether or not declared, and shall be cumulative;  provided ,  however , that except as set forth in the following sentence of this  Sections 2, 3, and  6 ,  accrued  dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such accrued dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of common stock payable in shares of common stock) unless the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the amount of the aggregate accrued dividends on such share of Series A Preferred Stock and not previously paid.

3.           Liquidation, Dissolution or Winding Up.

(a)         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to Series A Original Issue Price (defined below), plus any accrued dividends, but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. The “Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

(b)         If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under Subsection 3(a) , the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(c)         The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Section 3 is hereinafter referred to as the “Series A Liquidation Amount.”

4.           Voting. Except as otherwise required by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series A Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by three thousand  (3,000). Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

           5.               Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date (as defined below) effect a subdivision or stock dividend with respect to its outstanding capital stock, the Series A Original Issue Price, the liquidation rate, the dividend rate and the votes per share in effect immediately before that subdivision shall be proportionately decreased so that the aggregate dividends payable, or accrued under Section 2, the aggregate liquidation amount and the total number of votes remain constant.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective. “Series A Original Issue Date” means the date on which the first share of Series A Preferred Stock was issued.

If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the capital stock is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible into a kind and amount of securities that are substantially the same as the shares of Series A Preferred Stock; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 5  with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 5  shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

6.           Optional Redemption.

(a)         General. The Series A Preferred Stock shall be subject to redemption by the Corporation, at any time on or after December 31, 2014, at a price equal to the Series A Original Issue Price per share, plus all declared but unpaid dividends thereon (the “Redemption Price”). If the Corporation elects to redeem any shares of Series A Preferred Stock, such redemption shall be with respect to all of the then outstanding Series A Preferred Stock.

(b)         Redemption Notice. If the Corporation elects to redeem the then outstanding Series A Preferred Stock, the Corporation shall send written notice of the optional redemption (the “Redemption Notice”) to each holder of record of Series A Preferred Stock not less than thirty (30) days prior to each Redemption Date. Each Redemption Notice shall state:

(1)         The date of the payment of the Redemption Price (the “Redemption Date”) and the Redemption Price;

(2)         That the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

(c)         Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Redemption Date, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

(d)         Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

7.           Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

8.           Notices. Any notice required or permitted by the provisions of this designation to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Nevada Law, and shall be deemed sent upon such mailing or electronic transmission.

C.           Series B Preferred Stock.

1.           Number of Shares; Designation. A total of Thirty Three Thousand (33,000) shares of preferred stock, par value $0.0001, of the Corporation have been designated as “Series B Preferred Stock.”

2.           Dividends. From and after the date of the issuance of any shares of Series B Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation on an “as converted basis” in pari passu with the holders of the Corporation’s Common Stock.

3.           Liquidation, Dissolution or Winding Up.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders ratably with the holders of the Corporation’s Common Stock on an “as converted” basis.

4.           Voting. Except as otherwise required by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series B Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by one thousand (1,000). Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.

5.           Conversion.  The holders of Series B Preferred Stock shall have conversion rights as follows (“Conversion Rights”):

(a)         Conditions Precedent to Conversion: No share of Series B Preferred Stock shall be convertible unless the Corporation’s Articles of Incorporation have an adequate number of authorized shares of Common Stock available for issuance in an amount sufficient to permit the conversion of all the shares of Series B Preferred Stock, and all other convertible securities and instruments of the Corporation. Conditioned upon the foregoing and at the option of the holder and immediately upon notice duly given to the Corporation, each share of Series B Preferred Stock shall convert into one thousand (1,000) fully paid and non-assessable shares of Common Stock of the Corporation (“Conversion Rate”).

(b)         Mechanics of Conversion. At such time as the conditions precedent described in Section 5(a) shall have occurred, the converting holders of the Series B Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 5(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c)         No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

(d)         No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e)         Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(f)          Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 5(a), reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as, in the opinion of counsel to the Corporation, may be necessary and authorized to increase its authorized but unissued shares of Common Stock to such  number of shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(g)         Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this Corporation.

(h)         Adjustments for Stock Splits, Combinations, etc.  If the Corporation shall at any time after the  Series B Original Issue Date (as defined below), subdivide, effect a forward stock split or declare a dividend payable in Common Stock, then the Conversion Rate immediately prior to the subdivision, split or record date for such dividend payable, in Common Stock shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective. “Series B Original Issue Date” means the date on which the first share of Series B Preferred Stock was issued.

If any capital reorganization or reclassification of the capital stock of the Corporation, or share exchange, combination, consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, share exchange, combination, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of the shares of Series B Preferred Stock shall thereafter have the right to receive, on an “as converted” basis, and upon the terms and conditions specified in this designation and in lieu of the shares of the Common Stock of the Corporation into which the shares of Series B Preferred Stock are convertible, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the maximum number of shares of such stock issuable upon conversion of the shares of Series B Preferred Stock. In any such case, appropriate provisions shall be made with respect to the rights and interests of holder to so that the provisions hereof shall thereafter be applicable, as nearly as possible, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion hereof.  The Corporation shall not effect any such share exchange, combination, consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such share exchange, combination, consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to the holder, at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets that, in accordance with the foregoing provisions, such holder may thereafter be entitled to receive upon conversion of the shares of Series B Preferred Stock. If the Corporation shall at any time or from time to time after the Series B Original Issue Date combine the outstanding shares of Common Stock or otherwise effect a reverse stock split, the Conversion Rate shall remain static so that the Conversion Rate for the Series B Preferred Stock, in effect immediately before the combination shall remain the same after the decrease in the aggregate number of shares issued and outstanding after the combination or split.

6.           Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Preferred Stock following redemption.

7.           Notices. Any notice required or permitted by the provisions of this designation to be given to a holder of shares of Series B Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Nevada Law, and shall be deemed sent upon such mailing or electronic transmission.

D.           Series C Preferred Stock.

1.           Number of Shares; Designation. A total of One Hundred Thousand (100,000) shares of preferred stock, par value $0.0001, of the Corporation have been designated as “Series C Preferred Stock.”

2.           Dividends. From and after the date of the issuance of any shares of Series C Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation on an “as converted basis” in pari passu with the holders of the Corporation’s Common Stock.

3.           Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders ratably with the holders of the Corporation’s Common Stock on an “as converted” basis.

4.           Voting. Except as otherwise required by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series C Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by ten thousand (10,000). Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series C Preferred Stock shall vote together with the holders of Common Stock as a single class.

5.           Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C Original Issue Date (as defined below) effect a subdivision or stock dividend with respect to its outstanding capital stock, the Series C Original Issue Price, the liquidation rate, the dividend rate and the votes per share in effect immediately before that subdivision shall be proportionately decreased so that the aggregate dividends payable, or accrued under Section 2, the aggregate liquidation amount and the total number of votes remain constant.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective. “Series C Original Issue Date” means the date on which the first share of Series C Preferred Stock was issued.

If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the capital stock is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series C Preferred Stock shall thereafter be convertible into a kind and amount of securities that are substantially the same as the shares of Series C Preferred Stock; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 5  with respect to the rights and interests thereafter of the holders of the Series C Preferred Stock, to the end that the provisions set forth in this Section 5  shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series C Preferred Stock.

6.           Conversion.  The holders of Series C Preferred Stock shall have conversion rights as follows (“Conversion Rights”):

(a)         Automatic Conversion. Each shares of Series C Preferred Stock shall not be convertible unless the Corporation’s Certificate of Incorporation has an adequate number of authorized shares of Common Stock available for issuance in an amount sufficient to permit the conversion of all the shares of Series C Preferred Stock, and all other convertible securities and instruments of the Corporation. Conditioned upon the foregoing, each share of Series C Preferred Stock shall automatically convert into ten thousand (10,000) fully paid and non-assessable share of Common Stock of the Corporation.

(b)         Mechanics of Conversion. At such time as the conditions described in Section 6(a) shall have occurred, holders of the Series C Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 6(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c)         No Impairment. This Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

(d)         No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series C Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e)         Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series C Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(f)          Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 3(a), reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation will take such corporate action as, in the opinion of counsel to the Corporation, may be necessary and authorized to increase its authorized but unissued shares of Common Stock to such  number of shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(g)         Notices. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this Corporation.

7.           Redeemed or Otherwise Acquired Shares. Any shares of Series C Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series C Preferred Stock following redemption.

8.           Notices. Any notice required or permitted by the provisions of this designation to be given to a holder of shares of Series C Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Nevada Law, and shall be deemed sent upon such mailing or electronic transmission.

E.      Rights, Preferences and Restrictions of Common Stock.  The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(E).

1.           Voting.  Each share of Common Stock shall be equal in all respects to every other share of Common Stock of the Corporation. Each share of Common Stock shall be entitled to one vote per share at each annual or special meeting of stockholders for the election of directors and upon any other matter coming before such meeting.

2.           Dividends.  Subject to all the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds of the Corporation legally available therefor.

3.           Distributions.  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of each series of the Preferred Stock shall have been paid in full, the amounts to which they respectively shall be entitled under this Article IV, the remaining assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

4.           Preemptive Rights.  The holders of Common Stock shall not be entitled to any preemptive or preferential right to subscribe for or purchase any shares of capital stock of the Corporation or any securities convertible into shares of capital stock of the Corporation.

ARTICLE V

Except as otherwise provided in this Amended and Restated Articles of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation, as amended from time to time.

ARTICLE VI

The number of directors of this Corporation shall be determined in the manner set forth in the Bylaws of this Corporation, as amended from time to time.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws, as amended from time to time, of this Corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws, of this Corporation, as amended from time to time, may provide.  The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the Bylaws of this Corporation, as amended from time to time.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

To the fullest extent permitted by law, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.  If the Nevada General Corporation Law or any other law of the State of Nevada is amended after approval by the stockholders of this Section 8 to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Section 8 by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.

ARTICLE XI

The following indemnification provisions shall apply to the persons enumerated below.

1.           Right to Indemnification of Directors and Officers.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “ Indemnified Person ”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such Indemnified Person in such Proceeding.  Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article XI, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2.           Prepayment of Expenses of Directors and Officers.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article XI or otherwise.

3.           Claims by Directors and Officers.  If a claim for indemnification or advancement of expenses under this Article XI is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.           Indemnification of Employees and Agents.   The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) incurred by such person in connection with such Proceeding.  The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion.  Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5.           Advancement of Expenses of Employees and Agents.  The Corporation may pay the expenses (including attorney's fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6.           Non-Exclusivity of Rights.  The rights conferred on any person by this Article XI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7.           Other Indemnification.  The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.           Insurance.  The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance:  (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article XI; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article XI.

9.           Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.  The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person's heirs, executors and administrators.

ARTICLE XII

This Corporation expressly elects not to be governed by N.R.S. 78.378 to 78.3793 relating to control acquisitions.

ARTICLE XIII

This Corporation expressly elects not to be governed by N.R.S. 78.411 to 78.444 relating to combinations with interested stockholders.